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Exhibit 4(b)








                               UNIVEST CORPORATION

                                 OF PENNSYLVANIA



                                     BYLAWS











                             Adopted - May 25, 1983
                            Amended - March 20, 1984
                           Amended - December 28, 1988
                           Amended - December 27, 1989
                             Amended - July 25, 1990
                          Amended - September 28, 1994
                           Amended - October 23, 1996




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                                TABLE OF CONTENTS


                               ARTICLE I - General


                                                          Page
                                                          ----

Sec.  1   Office . . . . . . . . . . . . . .               1
Sec.  2   Seal   . . . . . . . . . . . . . .               1
Sec.  3   Fiscal Year  . . . . . . . . . . .               1

                    ARTICLE II - Shareholders

Sec.  1   Place of Meetings. . . . . . . . .               1
Sec.  2   Annual Meeting . . . . . . . . . .               1
Sec.  3   Special Meetings . . . . . . . . .               1
Sec.  4   Adjournments of Meetings . . . . .               2
Sec.  5   Notice of Meetings . . . . . . . .               2
Sec.  6   Waiver of Notice . . . . . . . . .               3
Sec.  7   Quorum at Shareholders Meeting . .               3
Sec.  8   Shareholders' Proposals. . . . . .               3
Sec.  9   Voting of Shares . . . . . . . . .               3
Sec. 10   Voting Power . . . . . . . . . . .               3
Sec. 11   Proxies. . . . . . . . . . . . . .               4
Sec. 12   Judges of Election . . . . . . . .               5
Sec. 13   Determination of Shareholders
           of Record. . . . . . . . . . . .                6
Sec. 14   Certification by Nominee of
           Beneficial Owner . . . . . . . .                6
Sec. 15   Voting Lists . . . . . . . . . . .               6
Sec. 16   Examination of Records . . . . . .               7
Sec. 17   Presiding Officer  . . . . . . . .               7
Sec. 18   Nominations for Directors. . . . .               7

                     ARTICLE III - Directors

Sec.  1   Number and Classifications . . . .               8
Sec.  2   Election . . . . . . . . . . . . .               9
Sec.  3   Vacancies. . . . . . . . . . . . .               9
Sec.  4   Resignation of Directors . . . . .               10
Sec.  5   Removal of Directors . . . . . . .               10
Sec.  6   Regular Meetings of the Board
           of Directors . . . . . . . . . .                10
Sec.  7   Special Meetings . . . . . . . . .               10
Sec.  8   Notice of Meetings . . . . . . . .               11
Sec.  9   Presiding Officer and Order of
           Business . . . . . . . . . . . .                11
Sec. 10   Quorum . . . . . . . . . . . . . .               11
Sec. 11   Powers of Board of Directors . . .               11
Sec. 12   Financial Report to Shareholders .               12
Sec. 13   Committees . . . . . . . . . . . .               13


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                          ARTICLE IV - Indemnification

Sec.  1    Indemnification. . . . . . . . . .               13
Sec.  2    Limitation of Directors'
            Liability. . . . . . . . . . . .                14
Sec.  3    Expenses . . . . . . . . . . . . .               14
Sec.  4    Standard of Care and Justifiable
            Reliance . . . . . . . . . . . .                14


                       ARTICLE V - Officers

Sec.  1    Election of Officers and Agents . . . . . .      15
Sec.  2    Terms and Compensation  . . . . . . . . . .      16
Sec.  3    Chairman  . . . . . . . . . . . . . . . . .      16
Sec.  4    President . . . . . . . . . . . . . . . . .      16
Sec.  5    Vice President  . . . . . . . . . . . . . .      17
Sec.  6    Secretary . . . . . . . . . . . . . . . . .      17
Sec.  7    Treasurer . . . . . . . . . . . . . . . . .      17
Sec.  8    Assistant Secretary . . . . . . . . . . . .      17
Sec.  9    Assistant Treasurers  . . . . . . . . . . .      17

                ARTICLE VI - Execution of Documents

Sec.  1    Checks, Notes, Etc. . . . . . . . . . . . .      18
Sec.  2    Other Documents   . . . . . . . . . . . . .      18

          ARTICLE VII - Share Certificates and Transfers

Sec.  1    Share Certificates . . . . . . . . . . . . .     18
Sec.  2    Transfer of Shares . . . . . . . . . . . . .     18
Sec.  3    Loss or Destruction of Share Certificates  .     19
Sec.  4    Transfer Agents and Registrars . . . . . . .     19

                     ARTICLE VIII - Amendments

Sec.  1    Amendments to Bylaws . . . . . . . . . . . .     19

                    ARTICLE IX - Miscellaneous

Sec.  1    Statement Relating to Act 92 of 1983 . . . .     19
Sec.  2    Statement Relating to Act 36 of 1990 . . . .     20



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                                     BYLAWS
                       UNIVEST CORPORATION OF PENNSYLVANIA

                             (Adopted May 25, 1983)
                            (Amended March 20, 1984)
                            (Amended April 14, 1987)
                           (Amended December 28, 1988)
                           (Amended December 27, 1989)
                             (Amended July 25, 1990)
                          (Amended September 28, 1994)
                           (Amended October 23, 1996)

                                    ARTICLE I

                                     General

SECTION 1 - Office:

         The principal office of the Corporation shall be in Souderton, Pennsylvania.

SECTION 2 - Seal:

         The Corporation shall have a corporate seal which shall contain the words "Univest Corporation of Pennsylvania" in a circle within which the word "SEAL" shall be embossed. It shall not be necessary to affix an impression of the corporate seal to any instrument or other document for the valid execution, assignment, or endorsement by the Corporation.

SECTION 3 - Fiscal Year:

         The fiscal year of the Corporation shall end on the 31st day of December.

                                   ARTICLE II

                                  Shareholders

SECTION 1 - Place of Meetings:

         The Shareholders' Meeting shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as designated in a notice of the meeting each Shareholder shall receive.

SECTION 2 - Annual Meeting:

         The Annual Meeting of Shareholders shall be held on the second Tuesday of April each year or on such other date as determined by the Board of Directors.

SECTION 3 - Special Meetings:

         Special meetings of the Shareholders may be called at any time by the Chairman or by the majority vote of all of the members of the Board of Directors entitled to vote.

     A. Upon written request to the Secretary, sent by registered mail or delivered to the

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          Secretary in person, by any persons entitled to call a special meeting of the Shareholders as set forth in Section 3 above, the Secretary shall call a special meeting as follows:

          1. The time of the special meeting shall be scheduled by the Secretary in accordance with the written request, provided:

               a. That the meeting may not be scheduled less than fifteen (15) days or more than sixty (60) days after the receipt of the written request to hold a special meeting.

               b. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so, subject, however, to the requirements of notice as set forth in Article II,
                    Section 5.

SECTION 4 - Adjournment of Meetings:

         Any regular or special meeting of the Shareholders, including one at which Directors are to be elected, may be adjourned for such period as the Shareholders present and entitled to vote shall direct.

SECTION 5 - Notice of Meeting:

     A. Notice shall be sent to each Shareholder by the Secretary. If the Secretary fails to send notice as required, then and in that event, the person who is authorized to call the meeting shall do so.

     B. Notice shall be sent to Shareholders of record entitled to vote at the meeting, not less than ten (10) days prior to the date of the meeting.

     C. Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer-back received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of Directors, supplied by the Director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office, or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.



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     D.   Notice shall specify the place, the day, and the hour of the meeting.
          In the case of special meetings, it shall include all the above, and it shall also include a description of the general nature of the business to be transacted at the meeting.

     E. Notice of an adjourned meeting or of the business to be transacted at an adjourned meeting need not be given other than by announcement at the same meeting at which the adjournment action is taken, unless the Board of Directors fix a new record date for the adjourned meeting.

SECTION 6 - Waiver of Notice:

         A waiver of notice shall be deemed equivalent to the receipt of notice if it is signed by the person or persons entitled to receive such notice.

A. With the exception of a special meeting, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

B. Attendance of a person either in person or by a proxy at any meeting shall constitute a waiver of notice of that meeting.

     1. A waiver of notice shall not be applied to the person who attends a meeting for the express purpose of objecting to the transaction of any business because a meeting was not lawfully called.

SECTION 7 - Quorum at Shareholders' Meetings and Shareholder
Consent:

A. The presence in person or by proxy of Shareholder's entitled to cast at least 66 2/3% of the votes which all Shareholders are entitled to cast shall constitute a quorum at a meeting of the Shareholders. If a quorum is present, the affirmative vote of the majority of the Shareholders represented at the meeting shall be the act of the Shareholders unless the vote of a greater number is required by these Bylaws, as defined in Article II, Section 10. (Voting Power)

B. No action required to be taken or which may be taken at any annual or special meeting of the Shareholders of the Corporation may be taken without a meeting, and the power of the Shareholders of the Corporation to consent in writing to action without a meeting is specifically denied.

SECTION 8 - Shareholders' Proposals:

         A proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Company's notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Company at least 60 days prior to the date of such meeting, and


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such proposal is, under law, an appropriate subject for shareholder action.

SECTION 9 -Voting of Shares:

         Unless otherwise provided in the Articles of Incorporation, every Shareholder of record shall have the right to one vote for every share standing in the Shareholder's name on the books of the Corporation.

SECTION 10 -Voting Power:

         The affirmative vote of the holders of a majority of the shares of the Corporation's capital stock, issued, outstanding, and entitled to vote, shall be required to approve any of the following:


A. Any merger or consolidation of the Corporation with or into any other corporations; or

B. Any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of capital stock of the Corporation, pursuant to a vote of the Shareholders;

C. Any sale, lease, exchange, or other transfer of all, or substantially all of the assets of the Corporation to any other corporation, person, or entity; or

D. Any transaction similar to, or having similar effect, as the foregoing transactions.

         In the event any corporation, person, or entity owns, as a beneficial owner, directly or indirectly, more than 5% of the shares of capital stock of the Corporation, issued, outstanding, and entitled to vote, on the record date for determination of Shareholders entitled to notice thereof and to vote thereon, than and in that event, 75% of the shares of the Corporation's capital stock, issued, outstanding, and entitled to vote, shall be required to approve any of the transactions identified above in Paragraphs A. through D., inclusive. The affirmative vote of 75% of the shares outstanding as set forth herein above shall be in lieu of the vote of the Shareholders otherwise required by law.

         The Board of Directors of the Corporation shall have the power and duty to determine from the corporate stock records or from any other source or from information known to the Board, if and when such other corporation, person, or entity is the beneficial owner, directly or indirectly, of more than 5% of the shares of capital stock of the Corporation, issued, outstanding, and entitled to vote; and in addition thereto, the Board of Directors shall have the power to determine if any transaction is similar to, or has a similar effect as, any of the transactions identified above in Paragraphs A. through D., inclusive. Such determination as made by the Board of Directors shall be conclusive and binding for all purposes of this section.




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         The provisions of this section shall not apply to any transaction which is approved in advance by a majority of the members of the Board of Directors of the Corporation at a meeting duly called and held in accordance with these Bylaws.

         The Corporation may voluntarily completely liquidate and/or dissolve only if the proposed liquidation and/or dissolution is approved by the affirmative vote of the holders of 75% of the shares of the Corporation's capital stock, issued, outstanding, and entitled to vote.

SECTION 11 - Proxies:

         Every share may be voted either in person or by proxy.

         If a proxy, the following are the proxy requirements:

A. Every proxy shall be executed in writing by the Shareholder or by his duly-authorized attorney in fact (who shall file a written Power of Attorney with the Secretary of Univest
         Corporation).

B. A proxy, unless coupled with an interest, shall be revocable at will.

C. The revocation of a proxy shall not be effective until such notice has been given to the Secretary of Univest Corporation, or a shareholder appears in person at the meeting and revokes the proxy by a written designation to the Corporation.

D. An unrevoked proxy shall not be valid for more than three (3) years from the date of its execution.

E. Unless the Secretary of Univest Corporation receives a certificate of death or a notice of incapacity before the vote is counted, a proxy shall not be revoked by the death or incapacity of a Shareholder.

SECTION 12 - Judges of Election:

         The elections for Directors do not have to be by written ballot. However, a Shareholder, before the voting begins, may request that the election be held by written ballot.

         The Board of Directors may appoint in advance of any meeting of Shareholders, judges to act as judges of election at such meeting. The judges of election need not be Shareholders.

A. Should the judges of election not be appointed, the chairman of the meeting may appoint the judges of election for that meeting at or before the meeting.

B.       The number of judges appointed shall be three (3).

C. No person who is a candidate for office shall be appointed and act as a judge of election.




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D.       Should a judge fail to appear, refuse or be unable to act, his vacancy shall be filled by appointment made by the chairman or presiding officer at the meeting.

E.       The duties of the judges of election shall be as follows:

         1. To determine the number of shares outstanding and the voting power of each Shareholder.

         2.   To determine the shares represented at the meeting.

         3. To determine the existence of a quorum pursuant to these Bylaws.

         4. To determine the authenticity, validity, and effect of proxies.

         5. To hear and determine all challenges and questions in any way arising in connection with the right to vote at the election.

         6. To count and tabulate all votes and determine the result of the election.

         7. And to do such acts as may be proper to conduct the election or vote with fairness to all Shareholders.

F. The decision of the majority of the judges shall be effective in all respects as if the decision had been made by all unanimously.

G. On request of the chairman or the presiding officer or any Shareholder or a Shareholder's proxy, the judges may make a report in writing of any challenge or question or matter determined by them.

         1. Any report made by the judges shall be prima facie evidence of the facts stated in the report.

SECTION 13 - Determination of Shareholders' of Record:

         The Board of Directors may fix a time, not more than seventy (70) days prior to:

A.       The record date of any meeting of the Shareholders, or

B.       The date fixed for the payment of any dividend, or

C. The date when any change or conversion or exchange of shares shall take effect.

         The following date shall determine the Shareholders' of Record entitled to the following:

         A.  To receive notice of the meeting;

         B.  To be entitled to vote at such meeting; and/or

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         C.  To receive payment of such dividend; and/or

         D.  To receive any allotment of rights; and/or

         E. To exercise any rights, notwithstanding any transfer of any shares on the books of the Corporation after the record date as fixed above.

         F. When a determination of Shareholders of Record has been made for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

SECTION 14 - Certification by Nominee of Beneficial Owner:

       The Board of Directors, by resolution adopted by majority vote, shall have the power to adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the Shareholder are held for the account of a specified person or persons.

SECTION 15 - Voting Lists:

       The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the Shareholders as of the record date who shall be entitled to vote at the meeting.

        A. The list will be arranged in alphabetical order with the address and the number of shares of each Shareholder.

        B. The list shall be kept on file at the registered office of the Corporation and shall be subject to an inspection by any Shareholder at any time during usual business hours.

        C. The list shall also be produced and kept open at the time and place of the Shareholders' meeting and shall be subject to the inspection by any Shareholder during the time of the meeting.

        D. The list of Shareholders shall be evidence as to who are the Shareholders entitled to examine the lists, or to vote in person or by proxy, at any Shareholders' meeting.

SECTION 16 - Examination of Records:

        Upon reasonable advance notice in writing, every Shareholder shall have the right to examine in person or by agent or by attorney at any reasonable time or times and for any reasonable purpose the share register, the books of records of account, and records of the proceedings of the Shareholders and Directors.

SECTION 17 - Presiding Officer:



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        All meetings of the Shareholders shall be called to order and presided over by the Chairman, or, by a temporary Chairman elected by the Shareholders present at the meeting.


SECTION 18 - Nominations for Directors:

        Nominations for the election of Directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered or mailed by registered return receipt mail, postage prepaid, to the Secretary of the Corporation, not less than thirty (30) days nor more than fifty (50) days prior to any meeting to the Shareholders called for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to the Shareholders, such a nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of the seventh (7th) day following the date on which the notice of the meeting was mailed to the Shareholders. Such notification shall contain the following information to the extent known to the Shareholder intending to nominate any candidate for election to the Board of
Directors:

       A. The names, ages, and resident addresses of each of the proposed nominees;

       B. The principal occupation or employment and business address of each proposed nominee; and

       C. The total number of shares of the Corporation that, to the knowledge of the notifying Shareholders, will be voted for each of the proposed nominees;

       D.  The name and resident address of the notifying Shareholder;

       E.  The number of shares owned by the notifying Shareholder.

        Any nomination for Director made by a Shareholder not made in accordance herewith may be disregarded by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.

                                   ARTICLE III

                                    Directors


SECTION 1 - Number and Classification:

         The business and affairs of the Corporation shall be managed by a Board of Directors.

A. The Board of Directors shall be individuals who need not be residents of the Commonwealth of Pennsylvania or Shareholders of the Corporation. An individual shall be eligible to be a



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     Director of this Corporation only if he or she previously has been a
     Director or an Alternate Director of this Corporation. Individuals shall retire from the Board of Directors on the first day of the month following their seventy-second (72d) birthday. Persons who were directors of Union National Bank and Trust Company of Souderton on or before February 3, 1970, are exempt from this retirement provision.

B. The Board of Directors shall have the power to fix the number of Directors and to determine, from time to time, in which category a Director shall be placed. The categories of Directors shall be Class I, Class II, and Class III. Action may be taken by the Board from time to time, by proper resolution, to increase or decrease the number of Directors without a vote of the Shareholders, provided that the number of Directors is not less than five (5) or more than twenty-five (25).

     1. In the event that the Board of Directors shall decide by resolution to reduce the size of the Board, they must include within the resolution a statement as to the term of a Director or Directors who will be removed from office or terminate at the end of their then-existing term.

     2. The Board of Directors shall be divided into three classes to be known as Class I, Class II, and Class III. Each class shall be as nearly equal in number as possible, with the term of office of one class expiring each year. Of the initial classified Board of Directors first chosen, after adoption of these Bylaws, Class I shall consist of three (3) Directors who shall be elected to hold office for the term of one (1) year or until the next annual election; Class II shall consist of four (4) Directors each to hold office for two (2) years, or until the second annual election. Class III shall consist of four (4) directors each to hold office for three (3) years, or until the third annual election. At each annual election, the successors to each class of Directors, whose terms shall expire in that year, shall be elected to hold office for the term of three (3) years, so that the term of office of one class of Directors shall expire each year when their respective successors have been duly elected by the
         Shareholders and qualified.   At each annual election of
         Directors by the Shareholders of the Corporation held during and after the third year or until the third annual election, the Directors chosen to succeed those whose terms then expired shall be identified as being of the same class of Directors they succeed. When the number of Directors has changed, then the newly-created directorship or any decrease in directorships shall be apportioned among the classes of Directors as to make all classes as nearly equal in number as possible.

C.   In addition to the Directors elected in accordance with Article III,
     Section 1., B., 2., herein above, there shall be elected by the Shareholders at the annual meeting of the Shareholders Alternate Directors who shall be called "Alternate Directors." The Board of Directors shall have the power to fix the number of Alternate directors. Action may be taken by the Board of



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     Directors to increase or decrease the number of Alternate Directors without a vote of Shareholders, provided that the number of Alternate Directors is not less than one (1) nor more than four (4). An Alternate Director shall serve in such office for a term of one (1) year and until his or her successor has been duly elected by the Shareholders and qualified.

D. Alternate Directors shall attend all meetings of the Board of Directors and shall have the right to participate in the discussions held. However, alternate Directors shall have no voting power, and shall not be included in determining whether a quorum of the Board is present. Alternate Directors may be appointed to any committee of the Board except Executive Committee, upon the discretion of the Board of Directors. They shall be paid for their attendance at the meetings of the Board of Directors in accordance with the resolutions adopted by the Board.

SECTION 2 - Election:

     The Directors shall be elected at the Annual Meeting of the Shareholders.

A. If not elected at an annual meeting, they may be elected at a special meeting called for that purpose.

B. Each Director shall hold office until his successor is elected or until his resignation, removal from office, or death.

SECTION 3 - Vacancies:

     The Board of Directors shall appoint a Director from the pool of Alternate Directors to fill any vacancy of the Board of Directors created by the resignation, death, incapacity, or removal from office of any Director. An Alternate Director appointed to fill such vacancy shall serve the unexpired term of the Director he replaces. Any such appointment by the Board of Directors shall be approved by a majority vote of the remaining members of the Board of Directors, even though it may be less than a quorum.

A. Within the meaning of this section, a vacancy or vacancies shall be deemed to exist in case the Board of Directors shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized and approved to elect the additional Directors provided for, or in case the Shareholders shall fail at any time to elect a full Board of Directors.

B. In the event of a vacancy in the pool of Alternate Directors, the Board of Directors during the year prior to the Shareholders' meeting shall have the right to appoint a successor Alternate Director who shall serve in that capacity until the next annual Shareholders' meeting. Said appointment shall be approved by a majority vote of the remaining members of the Board, even though it may be less than a quorum.





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SECTION 4 - Resignation of Directors:

     A Director or an Alternate Director may resign at any time by written resignation delivered to the Secretary. Unless otherwise specified in the resignation, it shall take effect upon receipt by the Secretary. Failure of a member of the Board of Directors or an Alternate Director to attend regular meetings of the Board for six months, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective upon acceptance by the Board of Directors.

SECTION 5 - Removal of Directors:

     Any Director or Alternate Director, any class of Directors, or the entire Board of Directors of this Corporation, may be removed from office at any time for cause, by the affirmative vote of a majority of the Board of Directors in office, or by the affirmative vote of the holders of at least 75% of the shares of this Corporation, issued, outstanding, and entitled to vote for the election of Directors. Cause shall include, but not be limited to, the following:

A.   Mismanagement, collusion, or fraud;

B.   Improper conduct relating to the funds of this Corporation;

C.   Violation of the fiduciary duty of the Directors or Alternate
     Directors;

D. All acts, omission, and concealments which involve a breach of the legal or equitable duty, trust, or confidence justly reposed in a Director or Alternate Director;

E.   Wasting of corporate assets;

F.   Judicially declared of unsound mind; or

G. Conviction of an offense punishable by imprisonment for a term of more than one (1) year.

SECTION 6 - Regular Meetings of the Board of Directors:

     The Board of Directors shall, without notice, hold an annual meeting immediately after the Annual Meeting of the Shareholders, or after the last adjournment thereof, and shall hold other regular meetings at such times and places as it may determine.

SECTION 7 - Special Meetings:

     The Board of Directors shall hold such special meetings as shall be called by the Chairman, or President, or the Vice President, or the majority of the Directors in office.

A. Each meeting shall be held at such time and place as shall be designated in the notice of the meeting sent by the Secretary.



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SECTION 8 - Notice of Meetings:

     Written notice of all meetings except the annual meeting of the Board of Directors shall be given by, or at the direction of, the person or persons calling the meeting at least one (1) day prior to the day named for the meeting.

SECTION 9 - Presiding Officer and Order of Business:

     All meetings of the Directors shall be called to order and presided over by the Chairman, or in his absence, by the President. If the Chairman or the President are not present, the Board of Directors shall elect a temporary Chairman. At the annual meeting the Chairman shall preside and have a temporary Chairman elected for the purpose of conducting the election of Directors.

A. As far as consistent with the purpose of the meeting, the order of business at all meetings shall be as follows:

     1.  Roll call.

     2. Reading of the minutes of the preceding meeting and action on the minutes.

     3. Reports of officers and committees as called for by the presiding officer.

     4.  Unfinished business.

     5.  New business.

     6.  Adjournment.

SECTION 10 - Quorum:

     A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business.

A. The acts of the majority of the Directors present at a meeting at which a quorum is present shall be the acts of the entire
     Board of Directors.

B. If the Directors shall unanimously consent in writing to any action to be taken by the Corporation, that action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors.

SECTION 11 - Powers of Board of Directors:

     All general and special powers of the Corporation shall be exercised by the Board of Directors.

A.       The Board of Directors may, by resolution adopted by a



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     majority of the Board of Directors in office, delegate two (2) or more of its members to act as an Executive Committee.

     1. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation.

B. The Board of Directors shall have power, in general, to do all things in and about the control and management of the business, the property, and affairs of the Corporation, consistent with the law and the Articles and Bylaws of the Corporation.

     1. The Board of Directors may from time to time adopt such regulations with respect to the powers and duties of the officers of the Corporation and the conduct of the Corporation's business as the Board may deem proper and expedient.

C. The Board of Directors of the Corporation, when evaluating any offer of another party to:

     1. Make a tender or exchange offer for any equity security of the Corporation;

     2.   Merge or consolidate the Corporation with another corporation;

     3. Purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation; or

     4. Engage in any transaction similar to, or having similar effects as, any of the forgoing transactions;

     shall, in connection with the exercise of its judgment in determining what is the best interest of the Corporation and its Shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers, and other constituents of the Corporation and its subsidiaries, and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the Board of Directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

SECTION 12 - Financial Report to Shareholders:

     The Board of Directors shall send to the Shareholders, within one hundred twenty (120) days after the close of the Corporation's fiscal year, a financial report.

A.   The Report shall give a summary of the assets and liabilities of


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     the Corporation.

B.   The amount of dividends paid or declared during the past year.

C. The condition as to surplus or deficit and how acquired or created.

D. The number of shares issued and outstanding, together with any such particulars as are necessary to disclose the general nature of the liabilities and assets of the Corporation.

E. The Report shall also set forth a balance sheet as of the closing date of the preceding fiscal or calendar year, together with a statement of income and profit and loss for the year ending on that date.

F.   All reports shall be verified by an Independent Certified Public
     Accountant.

     1. The Independent Certified Public Accountant may not be a Director or full-time employee of the Corporation.

SECTION 13 - Committees:

     The Board of Directors, by resolution adopted by a majority of the Directors in office, may from time to time, appoint such standing or special committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board, except that a Committee shall not have any power or authority as to the following:

A. Submission to Shareholders of any action requiring approval of Shareholders;

B.   Creation of/or filling of vacancies in the Board of Directors;

C.   Adoption, amendment, or repeal of the Bylaws;

D. Amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or

E. Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board.

                                   ARTICLE IV

                                 Indemnification


SECTION 1 - Indemnification:

     The Corporation shall indemnify any person who is or was or shall be a Director, Alternate Director, Officer, employee or agent of the Corporation, or who is, was, or shall be serving at the request



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of the Corporation as a Director, Alternate Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, and the respective heirs, executors, administrators and assigns of each of the foregoing, against all reasonable expenses and liabilities (including, without limitation, attorneys' fees, court costs, fines, and amounts paid in satisfaction of judgments or in reasonable settlement), actually and reasonably incurred by, or imposed upon him in connection with, or resulting from the defense of any civil or criminal action, suit or proceeding whether civil, criminal, administrative or investigative (or any appeal therein), including without limitation an action, suit or proceeding by or in the right of the Corporation, in which they, or any of them, are made parties or a party or are otherwise involved by reason of being or having been a Director, Alternate Director, officer, employee or agent of the Corporation or of such other Corporation, whether or not he is or continues to be a Director, Alternate Director, officer, employee or agent at the time such expenses or liabilities are paid or incurred. Notwithstanding the foregoing, the Corporation need not indemnify such Director, Alternate Director, Officer, employee or agent with respect to any mater as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of his duties as such Director, Alternate Director, officer, employee or Agent. In the case of a criminal action, suit or proceeding, a conviction (whether based on a plea of guilty or nolo contenders or its equivalent, or after trial) shall not of itself be deemed an adjudication that such Director, alternate Director, officer, employee or agent or former
Director, Alternate Director, officer, employee or agent is liable for willful misconduct or recklessness in the performance of his duties as such Director, Alternate Director, officer, employee or agent. With respect to payment of amounts in settlement or compromise, the Corporation shall be obliged to indemnify hereunder only if the Board of Directors shall adopt a resolution determining that such settlement or compromise is reasonable, and approving the same.

A. The indemnification provided hereunder shall be in addition to and not exclusive of any other right to which those seeking indemnification may be entitled under any agreement, vote of Shareholders, or disinterested Directors, other By-Law, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office; and shall continue as to a person who has ceased to be a Director, Alternate Director, or officer, and shall inure to the benefit of their heirs, executors, and administrators of such person.

B.   The Corporation may purchase and maintain insurance on behalf of
     any person who is or    was a Director, Alternate Director,
     officer, employee or agent, is now or was serving at the request of the Corporation as a Director, Alternate Director, officer,
     employee or agent of     a subsidiary of the Corporation, another
     company, partnership, joint venture, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions above mentioned.



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SECTION 2 - Limitation of Directors' Liability:

     A Director or Alternate Director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action unless the Director or Alternate Director has breached or failed to perform his duties of his office as provided under this Article, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision shall not apply to the responsibility or liability of a Director or Alternate Director pursuant to any criminal statute or for the liability of a Director or Alternate Director for the payment of taxes pursuant to local, state, or federal law, nor shall this provision apply to any actions filed prior to the date of the adoption of this provision, nor to any breach of performance of duty or any failure of performance of duty by a Director or Alternate Director prior to the date of adoption of this provision.

SECTION 3 - Expenses:

     Expenses incurred by a Director, Alternate Director, officer, employee or agent in defending a civil or criminal action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

SECTION 4 - Standard of Care and Justifiable Reliance:

A. A Director or Alternate Director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a Director or Alternate Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a Director or Alternate Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     1. One or more officers or employees of the Corporation whom the Director or Alternate Director reasonably believes to be reliable and competent in the matters presented.

     2. Counsel, public accountants or other persons as to matters which the Director or Alternate Director reasonably believes to be within the professional or expert competence of such person.

     3.  A committee of the Board upon which he does not serve, duly



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          designated in accordance with law, as to matters within its designated authority, which committee the Director or Alternate Director reasonably believes to merit confidence.

     A Director or Alternate Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

B. In discharging the duties of their respective positions, the Board of Directors, committees of the Board, individual Directors and individual Alternate Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.
     The consideration of those factors shall not constitute a violation of Section 4.A. of this Article.

C. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or Alternate Director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

                                    ARTICLE V

                                    Officers


SECTION 1 - Election of Officers and Agents:

     At the Annual Meeting, the Board of Directors shall elect:

A.   A Chairman;

B.   A President;

C.   Any number of Vice Presidents they deem desirable as is fixed by
     a resolution of the Board   of Directors;

D.   A Secretary;

E.   A Treasurer;

F.   One or more Assistant Secretaries;

G. And any other officers, assistant officers, and agents as the Board deems advisable.

     Any two (2) or more offices may be held by the same person.

SECTION 2 - Terms and Compensation:

     The Board of Directors shall determine the terms and compensation for all officers.



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A.   Unless a written contract is entered into with the officer, each officer shall hold his office until the next annual meeting of the Board of Directors and until his successor has been elected.

B. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served by removing that officer.

C. Any removal of an officer shall be without prejudice to the contract rights, if any, of the officer removed.

SECTION 3 - Chairman:

     The Chairman's duties shall be as follows:

A. The Chairman shall preside at the Annual Meeting of the Shareholders and shall act as the presiding officer unless a temporary Chairman is elected by the Shareholders present at the meeting.

B. The Chairman shall act as the presiding officer at all Directors' meetings and in the event of the Chairman's absence, the President shall act in his place and stead.

C. The Chairman, along with the President, shall submit a written annual report to the board of Directors and Shareholders.

SECTION 4 - President:

     The President's duties shall be as follows:

A. He shall preside at all meetings of the Directors in the event that the Chairman is absent. He shall preside at the Annual
     Meeting of Shareholders in the event of the absence of the Chairman.

B.   He shall be ex-officio a member of all standing committees.

C. He shall have the custody of the corporate seal, although he may entrust the corporate seal to his Secretary.

D. He shall make reports of the Corporation's business to the Board of Directors at such times as the Board shall require.

E. He shall perform all the usual duties incident to the office of President.

SECTION 5 - Vice President:

     In the absence or disability of the President, his duties shall be performed by the Vice Presidents. They shall perform such other duties as may be assigned to them by the President or the Board of Directors.

SECTION 6 - Secretary:


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     The Secretary shall attend the meeting of the Shareholders and the
Directors and keep minutes of those meetings in the Corporate Minute Book.

A. The Secretary shall send out all notices for Shareholder meetings and Directors meetings, unless some other person is delegated to give that notice.

B. The Secretary shall perform all the usual duties incident to the office of Secretary.

SECTION 7 - Treasurer:

     The Treasurer shall receive all money paid to the Corporation and keep, or cause to be kept, accurate accounts of all monies received or payments made and books kept for that purpose.

A. He shall deposit all monies received by him in the name and to the credit of the Corporation in a bank or other place of deposit as the Board of Directors shall determine.

B. As directed by the president or the Board of Directors, he shall disburse the money of the Corporation by checks or vouchers.

C.   He shall give bond for the faithful discharge of his duties.

D. He shall perform all the usual duties incident to the office of the Treasurer.

SECTION 8 - Assistant Secretaries:

         In the absence or disability of the Secretary, his duties shall be performed by the Assistant Secretaries. They shall perform such other duties as may be assigned to them by the President or the Board of Directors.

SECTION 9 - Assistant Treasurers:

         In the absence or disability of the Treasurer, his duties shall be performed by the Assistant Treasurers. They shall perform such other duties as may be assigned to them by the President or the Board of Directors.



                                   ARTICLE VI

                             Execution of Documents

SECTION 1 - Checks, Notes, Etc.:

         The Board of Directors shall from time to time designate the officers or agents of the Corporation who shall have power:

A. As its representative, to sign and endorse checks and other negotiable instruments and to borrow money for the Corporation.




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B.   And, as its representative, to make notes or other evidences of indebtedness.

SECTION 2 - Other Documents:

     Unless otherwise authorized by the Board of Directors:

A. All contracts, leases, deeds, deeds of trust, mortgages, powers of attorney to transfer stock and for other purposes and all other documents requiring the seal of the Corporation shall be executed for and on behalf of the Corporation by

     1.  The President or

     2.  Other elected officer

B. The corporate seal shall be affixed by the President or any other person authorized by him to do so, and all of which shall be attested to by the Secretary and/or by such other persons as selected by the President.

                                   ARTICLE VII

                        Share Certificates and Transfers

SECTION 1 - Share Certificates:

     Share Certificates of the Corporation shall be in such form as the Board of Directors shall determine.

A. Every Share Certificate shall be signed by the President or Vice President, or by any other officer designated by the Board of Directors, shall be countersigned by the Treasurer or Secretary, and sealed with the corporate seal.

B. The corporate seal may be affixed by a facsimile, engraved or printed, and where the Share Certificate is signed by a transfer agent, the signature of any corporate officer upon such Certificate may be a facsimile, engraved or printed.

SECTION 2 - Transfer of Shares:

     The shares of the capital stock of the Corporation shall:

A. Upon the surrender and cancellation of the Certificate be transferred upon the books of the Corporation.

B. The transfer shall be at the request of the holder named in the surrendered Certificate or by his legal representative or by his attorney-in-fact duly authorized by a written power of attorney filed with the Corporation's transfer agent.

SECTION 3 - Loss or Destruction of Share Certificates:

     In case of loss or destruction of a Share Certificate, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize in each particular case.



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SECTION 4 - Transfer Agents and Registrars:

     The Board of Directors shall appoint Union National Bank and Trust Company of Souderton, Pennsylvania, to act as registrar of transfers and transfer agent. No Share Certificate shall be valid or binding upon the Corporation unless registered by the Corporation's registrar of transfers and transfer agent.

                                  ARTICLE VIII

                                   Amendments


SECTION 1 - Amendments To Bylaws:

     The authority to make, amend, alter, change, or repeal the Bylaws of the Corporation is hereby specifically granted to and vested in the Board of Directors of the Corporation which must be approved by a vote of the majority of the Board of Directors in office at any regular or special meeting, duly convened after notice for that purpose. This authority is subject to the power of the Shareholders to make, amend, alter, change, or repeal the Bylaws of the Corporation by the affirmative vote of seventy-five percent (75%) of the shares of the Corporation's capital stock issued, outstanding and entitled to vote, at any regular or special meeting duly convened after notice of that purpose. Notwithstanding the foregoing, the Board does not have the power to amend any Bylaw provision that is required by law to be amended by the Shareholders of the Corporation.

                                   ARTICLE IX

                                  Miscellaneous


SECTION 1 - Statement Relating To Act 92 Of 1983:

     Until otherwise authorized by amendment to these Bylaws adopted in accordance with the provisions of Article VIII, Section 1., of these Bylaws, the provisions of Section 910 of the Pennsylvania Business Corporation Law (15 P.S.
1910) as amended by Act 92 enacted December 23, 1983, shall not be applicable to this Corporation.

SECTION 2 - Statement Relating To Act 36 Of 1990:

     Until otherwise authorized by amendment to these Bylaws adopted in accordance with the provisions of Article VIII, Section 1., of these Bylaws, the provisions of Subchapter G and Subchapter H of the Business Corporation Act of 1988 (the "BCL") as amended by Act 36 of 1990 enacted April 27, 1990, shall not be applicable to this Corporation, and that Subchapter I and Subchapter J of the BCL as amended by Act 36 of 1990 shall not control nor have any affect on this Corporation.





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